SUB-ITEM 77Q3

AIM LARGE CAP BASIC VALUE FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:   10/31/2009
FILE NUMBER:         811-1424
SERIES NO.:          14

72DD.  1   Total income dividends for which record date passed during the period. (000's Omitted)
           Class A               $    695

       2   Dividends for a second class of open-end company shares (000's Omitted)
           Class R               $     15
           Class Y               $     15
           Investor Class        $    223
           Institutional Class   $  1,803

73A.       Payments per share outstanding during the entire current period: (form nnn.nnnn)

       1   Dividends from net investment income
           Class A                 0.1112

       2   Dividends for a second class of open-end company shares (form nnn.nnnn)
           Class R                 0.0840
           Class Y                 0.1137
           Investor Class          0.1112
           Institutional Class     0.1835

74U.   1   Number of shares outstanding (000's Omitted)
           Class A                  6,091

       2   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
           Class B                  1,200
           Class C                  1,118
           Class R                    195
           Class Y                    183
           Investor Class           1,803
           Institutional Class      8,148

74V.   1   Net asset value per share (to nearest cent)
           Class A               $   8.84

       2   Net asset value per share of a second class of open-end company shares (to nearest cent)
           Class B               $   8.43
           Class C               $   8.43
           Class R               $   8.76
           Class Y               $   8.87
           Investor Class        $   8.86
           Institutional Class   $   8.89